                                                                    Exhibit 4.21

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR SPEEDCOM WIRELESS CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                          SPEEDCOM WIRELESS CORPORATION

                             SECURED PROMISSORY NOTE
                             -----------------------

U.S. $375,000.00                                              New York, New York
                                                                  April 26, 2002


         FOR VALUE RECEIVED, the undersigned, Speedcom Wireless Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of
                           --------
DMG LEGACY INTERNATIONAL LTD. or any future permitted holder of this promissory note (the "Lender"), at the principal office of the Lender set forth herein, or
           ------
at such other place as the holder may designate in writing to the Borrower, the principal sum of up to THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS (U.S. $375,000.00), or such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this promissory note (the "Note"). This Note is the Note referred to in the Letter
                      ----
Loan Agreement dated April 26, 2002 between the Borrower and the Lender (the "Letter Loan Agreement"). Concurrently with the issuance of this Note, the
 ---------------------
Borrower is issuing separate notes to separate purchasers pursuant to the Letter Loan Agreement.

1.       Principal and Interest Payments.
         -------------------------------

                          (a) The Borrower shall repay in full the entire
principal balance then outstanding under this Note on the first to occur (the "Maturity Date") of: (i) ninety (90) days following the execution of a
 -------------
definitive agreement with respect to a bona fide merger, stock sale or sale of all or substantially all of the Borrower's assets with an acquiror acceptable to the Lender which would result in a change in control of the Borrower (a "Change
                                                                         ------
in Control Transaction"); (ii) July 31, 2002, if a Change in Control Transaction
----------------------
has not occurred; or (iii) the acceleration of the obligations as contemplated by this Note. The Maturity Date may be extended as agreed upon in writing between the parties.

                          (b) Interest on the outstanding principal balance of
this Note shall accrue at a rate of fifteen percent (15%) per annum. Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days and shall be payable by the Borrower and shall be payable by the Borrower in cash in full on the Maturity Date. Furthermore, upon the occurrence of an Event of Default, then to the extent permitted by law, the Borrower will pay interest to the Lender, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until payment in full at the rate of twenty percent (20%) per annum.

                        2. Security Agreement. The obligations of the Borrower
                           ------------------
hereunder shall be secured by, and the Lender shall be entitled to the rights and security granted by the Borrower pursuant to, the Security Agreement dated as of April 26, 2002 by the Borrower for the benefit of the Lender.

                        3. Payment on Non-Business Days. Whenever any payment to
                           ----------------------------
be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

                        4. Borrower's Prepayment Option. The Borrower may
                           ----------------------------
prepay, at the option of its Board of Directors, all or any portion of the outstanding principal amount of this Note and the accrued and unpaid interest thereon upon five (5) business days prior written notice to the Lender (the "Borrower Prepayment Notice") at a cash price equal to 150% of the sum of the
 --------------------------
outstanding principal amount and any interest accrued and outstanding (the "Borrower Prepayment Price"). The Borrower may not deliver a Borrower Prepayment
 -------------------------
Notice to the Lender unless the Borrower has clear and good funds for a minimum of the amount it intends to prepay in a bank account controlled by the Borrower. The Borrower Prepayment Notice shall state the date of prepayment (the "Borrower
                                                                        --------
Prepayment Date"), the Borrower Prepayment Price, the amount of the Note of such
---------------
Lender to be prepaid, the amount of accrued and unpaid interest through the Borrower Prepayment Date and shall call upon the Lender to surrender to the Borrower on the Borrower Prepayment Date at the place designated in the Borrower Prepayment Notice such Lender's Note. The Borrower Prepayment Date shall be no more than five (5) trading days after the date on which the Lender is notified of the Borrower's intent to prepay the Note (the "Borrower Prepayment Notice
                                                  --------------------------
Date"). If the Borrower fails to pay the Borrower Prepayment Price by the sixth
----
(6/th/) trading day following the Borrower Prepayment Notice Date, the prepayment will be declared null and void and the Borrower shall lose its right to deliver a Borrower Prepayment Notice to the Lender in the future. On or after the Borrower Prepayment Date, the Lender shall surrender the Notes called for prepayment to the Borrower at the place designated in the Borrower Prepayment Notice and shall thereupon be entitled to receive payment of the Borrower Prepayment Price.

                        5. Replacement. Upon receipt of a duly executed,
                           -----------
notarized and unsecured written statement from the Lender with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Borrower shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

                        6. Parties in Interest, Transferability. This Note shall
                           ------------------------------------
be binding upon the Borrower and its successors and assigns and the terms hereof shall inure to the benefit of the Lender and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of
Section 10 of this Note, or pledged, hypothecated or otherwise granted as Security by the Lender.

                        7. Remedies, Characterizations, Other Obligations,
                           -----------------------------------------------
Breaches and Injunctive Relief. Upon an Event of Default (as defined in the
------------------------------
Letter Loan Agreement), the Lender shall have all the rights and remedies contained in the Letter Loan Agreement. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note or in the Letter Loan Agreement, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Lender's right to pursue actual damages for any failure by the Borrower to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Lender and shall not, except as expressly provided herein, be subject to any other obligation of the Borrower (or the performance thereof). The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Lender and that the remedy at law for any such breach may be inadequate. Therefore the Borrower agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

                        8. Compliance with Securities Laws. The Lender of this
                           -------------------------------
Note acknowledges that this Note is being acquired solely for the Lender's own account and not as a nominee for any other party, and for investment, and that the Lender shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

                        "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR SPEEDCOM WIRELESS CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE

                        SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."


                        9.  Borrower Waivers. Except as otherwise specifically
                            ----------------
provided herein, the Borrower and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Borrower liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

                            (a) No delay or omission on the part of the Lender
in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Lender, nor shall any waiver by the Lender of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

                            (b) THE BORROWER ACKNOWLEDGES THAT THE TRANSACTION
OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

                        10. Governing Law. This Agreement shall be governed by
                            -------------
and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

                        11. Notices. Any notice, request, demand or other
                            -------
communication permitted or required to be given hereunder shall be provided in the manner specified in the Letter Loan Agreement.

                  IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date first written above.

                                             SPEEDCOM WIRELESS CORPORATION

                                             By: _______________________________
                                                 Name:
                                                 Title: